UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015 (February 12, 2015)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

The following descriptions are summaries only, are not complete and are qualified in their entirety by reference to the full text of the Exhibits filed herewith, which are incorporated herein by reference. For further descriptions of the original documents that have been amended as described below, please see the Current Report on Form 8-K filed by Rentech, Inc. (the “Company”) on April 11, 2014.

Amended and Restated Credit Agreement

On February 12, 2015, Rentech Nitrogen Holdings, Inc. (the “Borrower”), an indirect wholly-owned subsidiary of the Company, entered into an Amended and Restated Term Loan Credit Agreement (the “A&R Credit Agreement”) among the Borrower, certain funds managed by or affiliated with GSO Capital Partners LP, as lenders, and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Agent”). The A&R Credit Agreement consists of three tranches of term loans, all of which mature on April 9, 2019: (i) a $50 million term loan originally drawn on April 16, 2014 (“Tranche A Loans”), (ii) an up to $45 million delayed draw term loan facility (“Tranche B Loans”) and (iii) an up to $18 million delayed draw term loan facility (“Tranche C Loans,” and together with the Tranche A Loans and the Tranche B Loans, the “Loans” ). The Company expects that the Tranche B Loans will be used to fund the development of its wood pellet projects in Ontario, Canada, and that the Tranche C Loans will be used to fund (x) in the event the ammonia converter at the Company’s East Dubuque, Illinois facility fails during the first year after the date of the A&R Credit Agreement, any shortfall in cash distributions made by Rentech Nitrogen Partners, L.P. (“RNP”) to the Company resulting from unplanned downtime at the facility and the cost of repairs to the ammonia converter in such period (such funding not to exceed $13 million) and (y) in the event that cash distributions made by RNP to the Company for any quarter during the year ending December 31, 2015 are less than the budgeted amounts by a certain percentage, and such shortfall is due primarily to any combination of lower product prices and higher raw material prices (other than raw material prices which have been locked in through advance purchase or hedging transactions), the amount of such cash shortfall (such funding not to exceed $5 million).

Of the amounts available, $25 million of the Tranche B Loans was drawn on February 12, 2015. The remainder of the Tranche B Loans and the Tranche C Loans must be drawn, if at all, by February 12, 2016. Tranche A Loans under the A&R Credit Agreement bear interest at a rate equal to the greater of (i) LIBOR plus 7.00% and (ii) 8.00% per annum. Tranche B Loans and Tranche C Loans under the A&R Credit Agreement bear interest at a rate equal to the greater of (i) LIBOR plus 9.00% and (ii) 10.00% per annum. In the event the Borrower prepays any of the Loans on or prior to February 12, 2016, subject to certain exceptions, it will be required to pay a prepayment fee equal to 1.00% of the amount of the prepayment.

The Borrower’s obligations under the A&R Credit Agreement are guaranteed by the Company and certain of the Company’s direct and indirect subsidiaries other than RNP, the subsidiaries of RNP and certain other excluded subsidiaries (such subsidiaries guaranteeing obligations under the A&R Credit Agreement, the “Subsidiary Guarantors,” and together with the Company and the Borrower, the “Loan Parties”). On February 12, 2015, the Company and the Subsidiary Guarantors entered into an Amended and Restated Guaranty Agreement (the “A&R Guaranty Agreement”) in favor of the Agent, pursuant to which the original Guaranty Agreement, dated April 9, 2014, between the Company and the Agent, was amended and restated to, among other things, include the Subsidiary Guarantors as parties. The A&R Guaranty Agreement contains customary affirmative and negative covenants for the Company, the Subsidiary Guarantors and their respective subsidiaries (other than RNP and its subsidiaries), including, among other things, certain reporting requirements to the Agent, payment of material obligations, compliance with laws, use of proceeds and limitations on the incurrence of indebtedness and liens, the sale of assets and the making of restricted payments by the Company and the Subsidiary Guarantors. Furthermore, the obligations under the A&R Credit Agreement and the guarantees are secured by a lien on substantially all of the Loan Parties’ tangible and intangible property, and by a pledge of all of the shares of stock and limited liability company interests owned by the Loan Parties, of which the Loan Parties now own or later acquire more than a 50% interest, subject to certain exceptions.

The A&R Credit Agreement contains customary affirmative and negative covenants and events of default relating to the Loan Parties. The covenants and events of default include, among other things, a Change of Control and limitations on the incurrence of indebtedness and liens, the sale of assets, and the making of restricted payments by the Loan Parties. In addition, upon the occurrence of an initial public offering of the wood pellets or wood fibre operations of the Company, the Company must make an offer to prepay the entire outstanding principal amount of the facility.

The definition of a “Change of Control” under the A&R Credit Agreement was expanded to include, among other things, (i) any sale, transfer, conveyance, encumbrance or other disposition by a Loan Party to a third party of any capital stock or equity interests of RNP that constitutes collateral under the A&R Credit Agreement; (ii) the issuance by RNP of any equity interests to any third party (other than equity compensation issued by RNP in the ordinary course of business); provided that a one-time issuance by RNP of no more than two million common units in the aggregate will not be a “Change of Control” if the board of directors of the general partner of RNP determines in good faith (after consultation with its outside legal counsel) that the failure to make such issuance is inconsistent with the directors’ fiduciary duties under applicable law as modified by the limited partnership agreement of RNP; (iii) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of RNP and its subsidiaries (other than Rentech Nitrogen Pasadena, LLC ) taken as a whole, to any person other than any Loan Party; (iv) any merger or consolidation of RNP or any of its subsidiaries (other than Rentech Nitrogen Pasadena, LLC) with or into any other person other than certain intercompany mergers and consolidations; (v) the adoption of a plan relating to the liquidation or dissolution of RNP; (vi) any person, other than any Loan Party, becomes the beneficial owner, directly or indirectly, of any voting stock of RNP; and (vii) the failure of the Company to own, directly or indirectly, and free and clear of all liens (other than liens created in connection with the Loans), 100% of the equity interests of RNP’s general partner.

The obligations of the Borrower under the A&R Credit Agreement are also secured by 13,796,686 common units of RNP owned by the Borrower, 3,114,439 of which are to be released upon the Borrower’s delivery of certain other collateral. The Loans are subject to 2.00% original issue discount at the time of a draw.

Amendment No. 1 to Subscription Agreement

On February 12, 2015, the Company entered into an Amendment No. 1 to the Subscription Agreement (the “Amendment”) with funds managed by or affiliated with GSO Capital Partners LP (the “Purchasers”), pursuant to which certain rights and obligations of the original Subscription Agreement, dated April 9, 2014, among the Company and the Purchasers (the “Subscription Agreement”) were amended. Among others things, the parties amended the Subscription Agreement as follows:

Call Right. At any time, subject to certain conditions, the Company may elect to repurchase all of the preferred stock the Purchasers originally purchased under the Subscription Agreement (“Purchased Shares”) in exchange for (a) cash of $1,000 per Purchased Share (as adjusted for any stock splits, stock dividends, recapitalizations or the like), plus any accrued and unpaid dividends thereon and (b) warrants exercisable for the number of shares of the Company’s common stock (“Common Stock”) equal to the number of shares of Common Stock into which such Purchaser’s Purchased Shares are convertible (“Repurchase Warrants”). If issued, the Repurchase Warrants will have an exercise price equal to the conversion price of the Purchased Shares (the “Conversion Price”), which is $2.22 per share (subject to appropriate adjustment for stock splits, dividends, combinations, recapitalizations and the like).

Additional Put Right. Upon the occurrence of an “RNP Change of Control,” each Purchaser will have the right to cause the Company to purchase any or all of the outstanding Purchased Shares held by such Purchaser for a price per Purchased Share equal to cash of $1,000 per Purchased Share (as adjusted for any stock splits, stock dividends, recapitalizations or the like), plus all accrued and unpaid dividends thereon. An “RNP Change of Control” generally is defined as (a) an event that constitutes a “Change of Control” as defined in the A&R Credit Agreement that is not already a “Change of Control” under the Articles of Amendment of the Company setting forth the terms of the Purchased Shares, except that upon the repayment in full of the loans under the A&R Credit Agreement, a sale, transfer, conveyance, encumbrance or other disposition of any capital stock or equity interests that constitutes collateral under the A&R Credit Agreement will no longer be an “RNP Change of Control” or (b) any sale, transfer, conveyance, encumbrance (other than encumbrances created by the pledge agreement entered into by DSHC, LLC for the benefit of the Purchasers) or other disposition by DSHC, LLC, a wholly owned subsidiary of the Company, of any common units of RNP that are collateral under such pledge agreement to any person.

Purchaser Nominee. Under the Subscription Agreement, in addition to other board designation and nomination rights, the Purchasers have the right to nominate one person for election to the Board of Directors of the Company, so long as the Purchasers have record and beneficial ownership of shares of Common Stock issued to them upon conversion of the Purchased Shares (the “Conversion Shares”) constituting a certain percentage of outstanding Common Stock of the Company. In the Amendment, the minimum percentage of record and beneficial ownership was lowered from 10% to 6% of the outstanding shares of Common Stock of the Company, and the definition of “Conversion Shares” was expanded to include any shares of Common Stock issued upon exercise of the Repurchase Warrants.

Additional Covenants. The Company is required to comply, and cause its subsidiaries (other than RNP and its subsidiaries) to comply, with the affirmative and negative covenants in the Amended and Restated Guaranty Agreement. For purposes of the Amendment, these covenants will automatically terminate upon the earliest of (i) the date that all of the Purchased Shares have been repurchased or redeemed by the Company, or converted into Common Stock, (ii) the date that the trading price of the Common Stock is equal to or greater than the Conversion Price for at least 180 consecutive trading days and (iii) the date that the trading price is equal to or greater than two times the Conversion Price for at least 30 consecutive trading days.

Amended and Restated Registration Rights Agreement

On February 12, 2015, the Company and the Purchasers also entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) pursuant to which certain rights and obligations of the original Registration Rights Agreement, dated April 9, 2014, among the Company and the Purchasers (the “Registration Rights Agreement”) were amended. Among other things, the original Registration Rights Agreement was amended to grant the Purchasers certain registration rights with respect to the shares of Common Stock (if any) issued upon exercise of the Repurchase Warrants. Under the A&R Registration Rights Agreement, if the Company exercises the call right on the Purchased Shares described above, the Company will be required to use its reasonable best efforts to cause the registration of the shares issuable upon exercise of the Repurchase Warrants to become effective on or prior to the date the Company repurchases the Purchased Shares pursuant to the call right.

Amended and Restated Put Option Agreements

On February 12, 2015, DSHC, LLC entered into Amended and Restated Put Option Agreements with each of the Purchasers (the “A&R Put Option Agreements”) pursuant to which certain rights and obligations of the original Put Option Agreements, dated April 9, 2014, among DSHC, LLC and each of the Purchasers (the “Put Option Agreements”) were amended. Among other things, the definition of a “Put Trigger Event” was expanded to include the failure of the Company to pay for the Purchased Shares under the additional put right upon an RNP Change of Control described above. In addition, the number of common units of RNP securing the obligations of DSHC, LLC under the A&R Put Option Agreements has been increased to 9,453,314 common units.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the heading “Amended and Restated Credit Agreement” is incorporated into this Item 2.03 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent applicable, the information in Item 1.01 is incorporated into this Item 3.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 1 to the Subscription Agreement, dated as of February 12, 2015, by and among the Company, the Purchasers and the Purchasers’ Representative thereunder.

10.2	Amended and Restated Registration Rights Agreement, dated as of February 12, 2015, by and among the Company, the Purchasers and the Purchasers’ Representative.

10.3	Form of Amended and Restated Put Option Agreement, dated as of February 12, 2015, by and between DSHC, LLC and each Purchaser.

10.4	Amended and Restated Term Loan Credit Agreement, dated as of February 12, 2015, among Rentech Nitrogen Holdings, Inc., the Lenders party thereto, and Credit Suisse AG, Cayman Islands Branch.

10.5	Amended and Restated Guaranty Agreement, dated as of February 12, 2015, by the Company in favor of Credit Suisse AG, Cayman Islands Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: February 19, 2015	By:	/s/ Colin M. Morris
Colin M. Morris
Senior Vice President and General Counsel